                                                                   EXHIBIT 10.29


                 LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES
                     AND RENTS AND SECURITY AGREEMENT

                                   from

                    GENERAL MANUFACTURED HOUSING, INC.

                                    to

                        FIRST SOURCE FINANCIAL LLP

                  ______________________________________

                       Dated as of December 21, 1995
                  ______________________________________




     ________________________________________________________________
     ________________________________________________________________

THIS INSTRUMENT IS TO BE FILED     RECORD AND RETURN TO:
AND INDEXED IN THE REAL ESTATE     KATTEN MUCHIN & ZAVIS
RECORDS AND IN THE INDEX OF        525 West Monroe
FINANCING STATEMENTS.  THIS        Suite 1600
INSTRUMENT CONVEYS A SECURITY      Chicago, Illinois 60661
INTEREST IN GOODS WHICH ARE OR     Attn:  Catherine Patton, Esq.
ARE TO BECOME FIXTURES

      THIS LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT ("Mortgage") is made as of the 21st day, of December, 1995, by GENERAL MANUFACTURED HOUSING, INC., a Georgia corporation and successor by merger with GMH Acquisition Corp., a Delaware corporation, with its principal place of business at 2255 Industrial Boulevard, Waycross, Georgia 31501 ("Mortgagor"), to and for the benefit of FIRST SOURCE FINANCIAL LLP, an Illinois registered limited liability partnership ("Mortgagee"), with an office at c/o First Source Financial, Inc., 2850 West Golf Road, West Tower, 5th Floor, Rolling Meadows, Illinois 60008.


                                 RECITALS:

     A. Mortgagor is the Lessee of the Premises (this and all other capitalized terms used but not elsewhere defined herein are defined in Section 1.1 or in the Credit Agreement) and Mortgagor is the owner or lessee of the Improvements.

     B. Pursuant to the terms of the Credit Agreement, Mortgagee has agreed to make certain loans and other financial accommodations to Mortgagor.

     C.   The Loans are evidenced by the Notes.

     D.   One of the conditions precedent to the obligation of

Mortgagee to make the Loans is the execution and delivery by Mortgagor of this Mortgage.


                                 ARTICLE I

                      DEFINITIONS AND DETERMINATIONS

     1.1 Definitions. Capitalized terms used but not elsewhere defined in this Mortgage shall have the meanings ascribed thereto in the Credit Agreement. When used in this Mortgage, the following terms shall have the following meanings:

          Construction Contracts: any contracts executed by Mortgagor with any provider of goods or services in connection with any construction undertaken on, or services performed in connection with, the Premises or the Improvements.

          Credit Agreement: that certain Secured Credit Agreement dated as of December 21, 1995 between Mortgagor and Mortgagee, as the same may be amended, modified or supplemented after the date hereof.

          Deposits: all deposits (i) received by Mortgagor from third parties (including all earnest money sales deposits) or (ii) deposited by Mortgagor with Mortgagee or third parties, including deposits pertaining to utility services, real estate taxes, special assessments and payment of insurance premiums.

          Documents: any mortgage, deed of trust, assignment of leases, assignment of rents, note, indemnification agreement, security agreement, financing statement, affidavit, assignment of insurance, loss payee endorsement, mortgage title insurance policy, opinion letter, waiver letter, estoppel letter, consent letter, insurance certificate and any other similar documents.

          Encumbrances: all Liens, liabilities, claims, debts, exceptions, security interests, assessments, levies, charges, taxes and impositions relating to all or any portion of the Mortgaged Property.

          Equipment: all apparatus, machinery, equipment, furniture, fixtures, fittings, goods, materials, supplies and chattels of any and every kind and nature whatsoever now or hereafter used, attached to, installed or located in or on the Premises and/or the Improvements, including any item used to supply heat, gas, air conditioning, water, light, electricity, power, plumbing, refrigeration, sprinkling, ventilation, mobility, communication, incineration, recreation, laundry service or any other related services.

          Event of Default: each of the Events of Default set forth in the Credit Agreement.

          Future Advances: all advances made by Mortgagee under the Credit Agreement after the Closing Date to or on behalf of Mortgagor.

          Imposts: any disbursements made in accordance with the terms hereof for the payment of taxes, levies or insurance on the Premises.

          Improvements: the buildings and improvements now or hereafter located on the Premises, all tenements, easements, rights-of-way, hereditaments and appurtenances now and/or at any time hereafter situated on such real estate and all roads, alleys, streets, passages and other public ways abutting such real estate, whether before or after vacation thereof and whether in existence as of the date hereof or created after the date hereof.

          Leases: collectively, all (i) present and future leases, subleases, agreements, tenancies, subtenancies, licenses, occupancy agreements, concessions and franchises of Mortgagor's present and future right, title, and interest in and to the Premises, the Improvements and/or the Mortgagor Lease (hereinafter defined), (ii) deposits of money as advance rent or for security under any of the Leases and (iii) guaranties of performance under the items described in clauses (i) and (ii) preceding.

          Mortgaged Property: collectively, all of Mortgagor's present and future estate, right, title, and interest in and to the following:

               (a) the leasehold estate(s) created by those certain lease agreement(s) (as amended "Mortgagor Lease") described in EXHIBIT A hereto and any and all rights and options under the Mortgagor Lease, including but not limited to any option to purchase;

               (b)  the Premises;

               (c)  the Improvements;

               (d)  the Rents;

               (e)  the Leases;

               (f)  all Plans;

               (g)  all Deposits;

               (h)  all Permits;

               (i)  all Equipment;

               (j)   all Construction Contracts;

               (k) all present and future judgments, awards of damages and settlements made as a result or in lieu of any taking of all or any part of the Premises, Improvements, Equipment and/or Leases under the power of eminent domain, or for any damage thereto as a result of any such taking;

               (1) all insurance policies in force or effect insuring the Premises, the Improvements, the Rents, the Leases or the Equipment;

               (m) rights arising out of Mortgagor's interest in the Premises and the Improvements to (i) the payment of money, (ii) accounts receivable, (iii) reserves, (iv) deferred payments, (v) refunds and (vi) cost savings;

               (n) all development and use rights with respect to the Premises, the Improvements and/or the Leases;

               (o) all chattel paper, instruments, documents, notes, drafts and letters of credit, other than letters of credit in favor of Mortgagee, which arise from or relate to (i) construction on the Premises or (ii) the Premises and Improvements generally;

               (p) all causes of action and proceeds thereof for any damage or injury to the Premises or the Improvements or any other portion of the Mortgaged Property described above, in addition to those described in clause (k) above, or breach of warranty in connection with the construction of all or any portion of the Improvements; and

               (q) all proceeds (including condemnation and insurance proceeds) of, additions to, substitutions for, and changes in each and every one of the foregoing.

     Mortgage Lien: the Lien in favor of Mortgagee represented by this Mortgage.

     Mortgagor's Obligations: (i) any and all Indebtedness due or to become due, now existing or howsoever arising of Mortgagor to Mortgagee pursuant to the terms of the Credit Agreement and the Related Documents, including, without limitation, all (A) advances made in accordance with the terms hereof to protect and preserve the value of the Mortgaged Property and the priority of the Mortgage Lien and (B) Future Advances and (ii) the performance of the covenants of Mortgagor contained in the Credit Agreement and the Related Documents.

     Notes:  that certain Revolving Note and that certain Working
Capital Note dated December 20, 1995 by and between Mortgagor and
Mortgagee.

     Permits: all permits, certificates, approvals, licenses, applications and authorizations used in the operation of the Premises, Improvements and/or the Subleases.

     Plans: all plans and specifications, designs, surveys, drawings, soil reports and other matters prepared for any construction on the Premises.

     Premises: the real property legally described in EXHIBIT B.

     Rents: all present and future rents, royalties, issues, avails, profits and proceeds of or from the Premises, the Improvements, the Subleases and/or the Equipment.

     1.2  Certain Terms.  Wherever used in this Mortgage:

          1.2.1 And/Or. The term "and/or" means one or the other or both.

          1.2.2     References. All references to "Article",
     "Section", "subsection", "Subparagraph", "Clause" or
     "Exhibit", unless otherwise stated, shall be deemed to refer to an Article, Section, subsection, subparagraph, clause or Exhibit, as applicable, of this Mortgage.

          1.2.3 Exhibits. Each reference to an "Exhibit" to this Mortgage is to an Exhibit which is attached to this Mortgage, each of which Exhibits is deemed to be a part hereof.


                                ARTICLE II

                                CONVEYANCE

     2.1 Granting Clause. To secure to the Mortgagee the payment of Mortgagor's Obligations and the Liabilities and the performance of all covenants and conditions contained in the Credit Agreement and the Related Documents, and in any renewal, extension or modification thereof, and to secure, in accordance with Section 29-3-50, as amended, Code of Laws of South Carolina, 1976, all Future Advances, and for TEN AND NO/100 DOLLARS ($10.00) and other valuable consideration paid to Mortgagor, the receipt and sufficiency of which are hereby acknowledged, Mortgagor does hereby grant, bargain, sell, alien, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, deliver, set over, warrant and confirm unto the Mortgagee its successors and assigns forever, all right, title and interest of the Mortgagor in and to the Mortgaged Property.

TO HAVE AND TO HOLD the same, together with all privileges, hereditaments, easements and appurtenances thereto belonging, to Mortgagee and Mortgagee's successors and assigns to secure the indebtedness herein recited and should the indebtedness secured hereby be paid according to the tenor and effect thereof when the same shall be due and payable and should the Mortgagor timely and fully discharge its obligations hereunder, then the Mortgaged Property hereby granted, conveyed and assigned shall cease and be void, but shall otherwise remain in full force and effect.

     2.2 Security Agreement and Fixture Filing. This Mortgage constitutes a security agreement with respect to the portion of the Mortgaged Property which consists of personal property and a financing statement filed as a fixture filing under the Uniform Commercial Code of the State in which the Premises are located, covering any property which now is or later may become a fixture attached to the Premises or the Improvements.

     2.3 Absolute Assignment. This Mortgage is a present and absolute assignment with respect to the Leases and the Rents.

     2.4 Interest. Interest due and payable under the Notes may be deferred, capitalized or accrued.

                                ARTICLE III

               FUTURE ADVANCES; LIMITATION ON AMOUNT SECURED

     3.1 Future Advances. This Mortgage is given to secure not only Mortgagor's Obligations which exist as of the Closing Date, but also the payment of any and all Future Advances, whether such Future Advances are obligatory or are to be made at the option of Mortgagee.

     3.2 Limitation on Amount Secured. The total amount of Indebtedness secured by this Mortgage may decrease or increase from time to time, but the total unpaid balance so secured at one time shall not exceed the sum of (i) $26,000,000.00, plus (ii) interest thereon, plus (iii) any Imposts, plus (iv) any amounts paid by Mortgagee pursuant to Section 10.2 hereof, plus (v) all costs and expenses incurred by Mortgagee in enforcing its rights and remedies under this Mortgage, plus (vi) interest on the disbursements described in clauses (iii), (iv) and (v) preceding, which interest shall be calculated at the Default Rate.

THE MAXIMUM PRINCIPAL AMOUNT OF THE INDEBTEDNESS THAT IS OR
MAY UNDER ANY CIRCUMSTANCES BE SECURED UNDER THIS MORTGAGE
IS TWENTY-SIX MILLION AND 00/100 DOLLARS ($26,000,000.00).

     3.3 Additional Mortgaged Property. If Mortgagor becomes the fee owner or holder of any additional rights with respect to the Premises, this Mortgage automatically shall become a Mortgage with respect to such interest of Mortgagor in the Premises.


                                ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES

     Mortgagor represents and warrants to Mortgagee as follows:

     4.1 Title. Mortgagor (i) has full legal power and authority to mortgage and convey its leasehold interest in the Premises, (ii) is the holder of a valid and enforceable leasehold interest in the Premises, as evidenced by the Mortgagor Lease described on EXHIBIT A, free and clear of all Encumbrances except Permitted Liens, Permitted Exceptions and (iii) the Mortgagor Lease is unmodified and in full force and effect and no default exists thereunder.

     4.2 Location, Use of Premises, Improvements and Equipment. The location and use of the Premises, the Improvements and the Equipment are in compliance with all applicable laws, rules, ordinances and regulations, including, but not limited to, building and zoning laws, and all covenants and restrictions of record, the failure to comply with which would have a Material Adverse Effect. No notice of violation of such laws, rules and/or ordinances has been issued and received by Mortgagor which remains uncorrected.

     4.3 Credit Agreement. All representations and warranties of Mortgagor set forth in the Credit Agreement are true and correct and are deemed to be remade herein, including, without limitation, those with respect to (i) Encumbrances, (ii) Hazardous Materials, Environmental Laws and other environmental matters affecting the Mortgaged Property and (iii) taxes, assessments, levies, impositions and charges that have been or hereafter may be imposed or assessed against all or any portion of the Mortgaged Property.

     4.4 Copy of Mortgage. Mortgagor has been furnished with a true, correct and complete copy of this Mortgage.

     4.5 Legal Counsel. Throughout the transaction contemplated by this Mortgage, Mortgagor has retained and has been represented by legal counsel of its own choosing.

     4.6 Business Loan. The (i) Loans constitute a business loan transaction and
(ii) proceeds of such Loans are to be utilized solely for the purpose of carrying on the business of Mortgagor.

     4.7  No Agricultural Purposes.  No part of the Mortgaged
Property is used principally or primarily for agricultural or farm purposes.


                                 ARTICLE V

                           AFFIRMATIVE COVENANTS


     Until Mortgagor's Obligations are paid and performed in.
full, Mortgagor agrees it shall:

     5.1 Payment and Performance Under the Mortgagor Lease and of Mortgagor's Obligations. (i) Promptly pay or perform, or cause to be paid or performed, when due all payments and obligations under the Mortgagor Lease, (ii) Promptly pay or perform or cause to be paid on performed, when due all of Mortgagor's Obligations, and (iii) fully, timely and faithfully pay and perform all the terms, provisions, agreements and covenants contained in the Mortgagor Lease.

     5.2 Maintenance of Rights. Maintain the standing, right, power and lawful authority to do the following: (i) possess the portion of the Mortgaged Property which constitutes real property and own good title to the portion of the Mortgaged Property which constitutes personal property, (ii) carry on the business of and operate the Mortgaged Property, (iii) enter into, execute and deliver this Mortgage, (iv) convey and assign the interests of Mortgagor in the Mortgaged Property to Mortgagee, (v) encumber the Mortgaged Property to Mortgagee as provided herein and (vi) consummate all of the transactions described in or contemplated by this Mortgage to be consummated by Mortgagor.

     5.3 Acquisition of Additional Mortgaged Property. If Mortgagor shall acquire fee title to the Premises, execute and deliver to Mortgagee, concurrently with and as a condition to Mortgagor's acquisition of such fee interest, an amendment to this Mortgage, in form reasonably satisfactory to Mortgagee, extending the Mortgage Lien as a first lien to such fee interest.

     5.4 Maintenance of Permits. Obtain and maintain all Permits where the failure to obtain and/or maintain any such Permit would have a Material Adverse Effect.

     5.5 Peaceful Possession. Remain in peaceful possession of the Mortgaged Property and take all actions necessary to maintain and preserve the Mortgage Lien.

     5.6 Payment of Encumbrances. Promptly pay or cause to be paid, as and when due and payable or when declared due and payable, any Indebtedness which may become or be secured by any Encumbrance and, immediately upon request by Mortgagee, deliver to Mortgagee evidence satisfactory to Mortgagee of the payment and discharge thereof.

     5.7 Repairs. Make all necessary repairs, replacements and renewals (including the replacement of any items of Equipment) to the Mortgaged Property so that the value thereof shall not be impaired, including, without limitation, repairing, restoring or rebuilding any building or improvement now or hereafter on the Premises which may become damaged or destroyed, and if any portion of the Mortgaged Property becomes damaged or destroyed, Mortgagor permit Mortgagee, and its agents, upon prior notice and demand, access to the Mortgaged Property for the purpose of inspection thereof.

     5.8 Buildings and Improvements. Pay for and complete, within a reasonable time, any building or improvement at any time in the process of being erected upon the Premises.

     5.9 Execution of Documents. Immediately upon request by Mortgagee, at Mortgagor's sole expense, make, execute and deliver and/or cause to be made, executed and delivered to Mortgagee, in form and substance acceptable to Mortgagee, all Documents that Mortgagee deems necessary to evidence, document and/or conclude the transactions described in and/or contemplated by this Mortgage, or reasonably required to perfect or continue perfected the Mortgage Lien.

     5.10 Compliance With Laws. Comply with all applicable laws, rules, ordinances and regulations,including, without limitation, building and zoning laws, and all covenants and restrictions of record, the failure to comply with which would have a Material Adverse Effect.

     5.11 Credit Agreement. Comply with all covenants, agreements and indemnifications contained in the Credit Agreement, including those with respect to (i) taxes, assessments, levies, impositions and charges as, they relate to Mortgagor or the Mortgaged Property, (ii) delivery of financial statements, reports and other information, (iii) insurance policies to be maintained for the Mortgaged Property and the settlement, receipt and application of insurance proceeds arising under such insurance policies and (iv) Hazardous Materials, Environmental Laws and other environmental matters as they relate to Mortgagor or the Mortgaged Property.

     5.12 Stamp Tax; Effect of Change in Laws Regarding Taxation.

          5.12.1 Payment of Stamp Tax. If, by the laws of the United States of America or of any state or subdivision thereof having jurisdiction over Mortgagor, any tax is due or becomes due in respect of the issuance of the Notes or the recording of this Mortgage or the Credit Agreement and the Related Documents and unless such laws prohibit Mortgagor from paying such tax, (i) pay such tax in the manner required by any such law and (ii) reimburse Mortgagee for any sums which Mortgagee may expend by reason of the imposition of any tax on the issuance of the Notes.

          5.12.2 Payment of Taxes Imposed on Mortgagee. In the event of the enactment, after this date, of any law, statute, rule or regulation of the United States of America or of the State in which the Premises are located or any other state or subdivision thereof imposing upon Mortgagee the payment of the whole or any part of the taxes, assessments or Liens herein required to be paid by Mortgagor, or changing in any way the laws relating to the taxation of mortgages or debts secured by mortgages or Mortgagee's interest in the Premises or any other portion of the Mortgaged Property, or the manner of collection of taxes, so as to affect this Mortgage or Mortgagor's Obligations or the holder thereof, then, and in any such event, upon demand by Mortgagee, pay such taxes or assessments or reimburse Mortgagee therefor; provided, however, that if the opinion of counsel for Mortgagee, (i) it might be unlawful to require Mortgagor to make such payment, or (ii) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in any such event, Mortgagee may elect, by notice in writing given to Mortgager, to declare all of Mortgagor's Obligations to be and become due and payable thirty (30) days from the date of giving of such notice.


                                ARTICLE VI

                            NEGATIVE COVENANTS

     Until Mortgagor's Obligations are paid and performed in full, Mortgagor agrees it will not:

     6.1 Additional Limitations. Execute, file or record any notice limiting the maximum principal amount that may be secured by this Mortgage.

     6.2 Sale or Transfer. Sell, transfer, exchange, convey, remove or otherwise dispose of all or any portion of the Mortgaged Property or legal or equitable interest therein, except to the extent permitted by the Credit Agreement.

     6.3  Encumbrances.

          6.3.1 Mortgaged Property. Permit any Encumbrances to exist on the Mortgaged Property except (i) Permitted
     Liens and Permitted Exceptions and (ii) Subleases, if any.

          6.3.2     Acquisition of Property.  Acquire any

     Property subject to any Encumbrances, except those Encumbrances described in subsection 6.3.1 above.

     6.4 Use of Mortgaged Property. Substantially or materially change the use or character of any portion of the Mortgaged Property, permit any excavation, construction, site work or other lienable work to be performed on any portion of the Mortgaged Property, initiate or acquiesce in any zoning variation or reclassification of any portion of the Mortgaged Property or commit or suffer any waste to exist on any portion of the Mortgaged Property.

     6.5 Insurance. Purchase any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under the Credit Agreement and the Related Documents unless (i) Mortgagee receives prompt notice thereof and is included thereon under a standard non-contributory mortgagee clause acceptable to Mortgagee, (ii) such separate insurance otherwise complies with all of the requirements of the Credit Agreement and the Related Documents and (iii) Mortgagor delivers to Mortgagee promptly the original policy or policies of such insurance.

     6.6 Mortgagor Lease. Amend, terminate or reject in bankruptcy the Mortgagor Lease or surrender possession of the Mortgaged Property, or any portion thereof, without the prior written consent of Mortgagee.


                                ARTICLE VII

                                 INSURANCE

     7.1 Adjustment of Losses; Collection of Proceeds. In case of loss or damage by fire or other insured casualty to all or any portion of the Mortgaged Property, Mortgagee is authorized and empowered to (i) make or file proofs of loss, and settle and adjust any claim under insurance policies which insure against such risks, or (ii) direct Mortgagor to agree with each insurance company on the amount to be paid as a result of such loss. If the insurance proceeds paid for such loss are-equal to or less than $10,000, Mortgagor may collect such proceeds so long as (x) Mortgagor uses such proceeds to repair, restore or rebuild the Mortgaged Property, in such manner and under such conditions as Mortgagee may require and (y) no Event of Default or Unmatured Event of Default exists. If the insurance proceeds paid for such loss are greater than $10,000, or if an Unmatured Event of Default or Event of Default then exists, then Mortgagee is authorized to collect such proceeds.

     7.2 Application of Proceeds. Mortgagee may elect (i) to apply insurance proceeds received by Mortgagee to the payment of Mortgagor's Obligations, whether or not then due, or (ii) after the payment of all expenses incurred by Mortgagee in connection with the collection of such insurance proceeds, including, without limitation, attorneys' fees, to make such insurance proceeds available to Mortgagor for repair, restoration or rebuilding of the Mortgaged Property, in such manner and under such conditions as Mortgagee may require. In the event that Mortgagee has permitted the insurance proceeds to be used to restore the Mortgaged Property, Mortgagor shall (x) pay the amount of any deficiency in such insurance proceeds in order to restore the Mortgaged Property fully to its condition immediately prior to the loss or damage to which such insurance proceeds relate and (y) deliver to Mortgagee any surplus which may remain out of such proceeds after payment of the cost of restoration to be applied to the payment of Mortgagor's Obligations.

     7.3 Failure to Collect Proceeds. Mortgagee shall not be held responsible for (i) any failure to collect any insurance proceeds due under the terms of any policy, regardless of the cause of such failure, (ii) the amount of any such proceeds ultimately paid, regardless of any negotiation by Mortgagee of such amount, or (iii) any use by Mortgagor of such proceeds as Mortgagee may pay over to Mortgagor.


                               ARTICLE VIII

                               CONDEMNATION

     8.1 Notice; Assignment of Proceeds. Mortgagor shall notify Mortgagee immediately of the institution or threat of institution of any proceeding pertaining to the condemnation of any portion of the Mortgaged Property. Mortgagee is authorized to settle all claims for damages to any portion of the Mortgaged Property which relate to, and collect any proceeds of any award which may be the result of, any eminent domain or condemnation proceeding and Mortgagor hereby assigns any and all such proceeds to Mortgagee.

     8.2 Application of Proceeds. Mortgagee may elect (i) to apply the proceeds of the award or claim received by Mortgagee described in Section 8.1 to the payment of Mortgagor's Obligations in accordance with the provisions of the Credit Agreement, whether due or not, or (ii) after the payment of all expenses incurred by Mortgagee in connection with the collection of such proceeds, including, without limitation, attorneys' fees, to make such proceeds available to Mortgagor for replacement of the condemned portion of the Mortgaged Property, in such manner and under such conditions as Mortgagee may require. In the event that Mortgagee has permitted the proceeds of the award or claim to be used to replace the condemned portion of the Mortgaged Property, Mortgagor shall (x) pay the amount of any deficiency in such proceeds in order to complete such replacement and (y) deliver to Mortgagee any surplus which may remain out of such proceeds after payment of the cost of replacement to be applied to the payment of Mortgagor's Obligations.

     8.3 Failure to Collect Proceeds. Mortgagee shall not be held responsible for (i) any failure to collect any condemnation proceeds, regardless of the cause of such failure, (ii) the amount of any such proceeds ultimately paid, regardless of any negotiation by Mortgagee of such amount, or (iii) any use by Mortgagor of such proceeds as Mortgagee may pay over to Mortgagor.


                                ARTICLE IX

                             LEASES AND RENTS

     9.1 Assignment. As additional security for the Mortgagor's Obligations, the Mortgagor hereby assigns to Mortgagee all Rents and all of Mortgagor's rights in and under all Leases. Mortgagor hereby authorizes and directs the tenants under Leases to pay Rents to Mortgagee upon written demand by Mortgagee, without further consent of or notice to Mortgagor.

     9.2 License to Collect. Subject to Mortgagee's rights under Section 11, Mortgagee hereby confers upon Mortgagor a non-exclusive license to collect and retain the Rents as they become due and payable.

     9.3 Rent Roll, Copies of Leases. Upon Mortgagee's request, Mortgagor shall deliver to Mortgagee (i) a rent roll pertaining to all Leases, (ii) copies of all Leases and (iii) such other matters and information relating to any Lease as Mortgagee may request.


                                 ARTICLE X

                                BANKRUPTCY

     (a) The lien of this Mortgage shall attach to all of Mortgagor's rights and remedies at any time arising under or pursuant to section 365(h) of the Bankruptcy Code, 11 U.S.C. 365(h), including, without limitation, all rights to remain in possession of each part of the Premises and to enforce all rights under the Mortgagor Lease.

     (b) Mortgagor, as lessee under the Mortgagor Lease, shall not, without Mortgagee's prior written consent, elect to treat the Mortgagor Lease as terminated under Subsection 365(h)(1).
Any such election made without Mortgagee's consent shall be void.

     (c) Mortgagor, as lessee under the Mortgagor Lease, hereby unconditionally assigns, transfers and sets over to Mortgagee all of Mortgagor's (i) claims and rights to the payment of damages arising from any rejection of the Mortgagor Lease or any other fee owner (or a trustee in bankruptcy representing the estate thereof) of all or any part of the Premises under the Bankruptcy Code, and (ii) rights to elect to either treat the Mortgagor Lease as terminated under 365(h)(1)(A)(i) of the Bankruptcy Code or to retain the right of possession and all other rights under the Mortgagor Lease under 365(h)(1)(A)(ii) of the Bankruptcy Code. For the purpose of applying 365(h) of the Bankruptcy Code and Pursuant to 365(h)(1)(D), Mortgagee shall have all the rights and powers of the lessee. Mortgagee shall have the right to proceed in its own name or in the name of Mortgagor in respect of any claim, suit, action or proceeding relating to the rejection of the Mortgagor Lease including, without limitation, the right to file and prosecute, without joining or the joinder of Mortgagor any proofs of claim, complaints, motions, applications, notices and other documents, in any case with respect to the lessee, the lessor or any fee owner of all or any part of the Premises under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the Indebtedness secured hereby shall have been satisfied and discharged in full. Any amounts received by Mortgagee as damages arising out of the rejection of the Mortgagor Lease as aforesaid shall be applied first to all costs and expenses of Mortgagee (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection with the exercise of any of its rights or remedies under this paragraph. Mortgagor shall promptly make, execute, acknowledge and deliver, in form and substance reasonably satisfactory to Mortgagee, a UCC Financing Statement (Form UCC-1) and all such additional instruments, agreements and other documents, as may at any time hereafter be required by Mortgagee to effectuate and carry out the assignment pursuant to this paragraph.

     (d) If pursuant to Subsection 365(h)(1)(B) of the Bankruptcy Code, 11 U.S.C. 365(h)(1)(B), Mortgagor shall seek to offset against the rent reserve in the Mortgagor Lease the amount of any damages caused by the nonperformance by the lessor or any fee owner of any of their respective obligations under the Mortgagor Lease after the rejection by the lessor or any fee owner of the Lease (or a trustee in bankruptcy representing the estate thereof) under the Bankruptcy Code, then Mortgagor shall, prior to effecting such offset, notify Mortgagee of its intent to do so, setting forth the amount proposed to be so offset and the basis therefor. Mortgagee shall have the right to object to all or any part of such offset that, in the reasonable judgment of Mortgagee, would constitute a breach of the Mortgagor Lease, and in the event of such objection, Mortgagor shall not effect any offset of the amounts so objected to by Mortgagee. Neither Mortgagee's failure to object as aforesaid nor any objection relating to such offset shall constitute an approval of any such offset by Mortgagee.

     (e) If any action, proceeding, motion or notice shall be commenced or filed in respect of the lessor under the Mortgagor Lease or any fee owner of all or any part of the Premises, or any interest therein, or the Mortgagor Lease in connection with any case under the Bankruptcy Code, then Mortgagee shall have the option, exercisable upon notice from Mortgagee to Mortgagor to conduct and control any such litigation with counsel of Mortgagee's choice. Mortgagee may proceed in its own name or in the name of Mortgagor in connection with such litigation, and Mortgagor agrees to execute any and all powers, authorizations, consents or other documents required by Mortgagee in connection therewith. Mortgagor shall, upon demand, pay to Mortgagee all costs and expenses (including reasonable attorneys' fees and expenses) paid or incurred by Mortgagee in connection with the prosecution or conduct of any such proceedings. Mortgagor shall not commence any action, suit, proceeding or case, or file any application or make any motion, in respect of the Mortgagor Lease in any such case under the Bankruptcy Code without the prior written consent of Mortgagee.

     (f) Mortgagor shall, after obtaining knowledge thereof, promptly notify Mortgagee of any filing by or against lessor or any fee owner of all or any part of the Premises of a petition under the Bankruptcy Code. Mortgagor shall promptly deliver to Mortgagee, following receipt, copies of any and all notices, summonses, pleadings, applications and other documentation received by such in connection with any such petition and any proceedings related thereto.

     (g) If there shall be filed by or against Mortgagor a petition under the Bankruptcy Code and Mortgagor shall determine to reject such Lease, pursuant to Section 365(a) of the Bankruptcy Code, then Mortgagor shall give Mortgagee not less than twenty (20) days' prior notice of the date on which Mortgagor shall apply to the Bankruptcy Court for authority to reject the Mortgagor Lease. Mortgagee shall have the right, but not the obligation, to serve upon Mortgagor within such twenty
(20) day period a notice stating that Mortgagee demands that Mortgagor assume and assign the Mortgagor Lease to Mortgagee pursuant to Section 365 of the Bankruptcy Code. If Mortgagee shall serve upon Mortgagor, as applicable, notice described in the preceding sentence, Mortgagor shall not seek to reject the Mortgagor Lease and shall comply with the demand provided for in the preceding sentence.

     (h) Mortgagor hereby assigns and transfers to Mortgagee a non-exclusive right, which may be exercised upon the entry of an order for relief under the Bankruptcy Code with respect to Mortgagor, to apply to the Bankruptcy Court under subsection 365(d)(4) of the Bankruptcy Code for an order extending the period during which the Mortgagor Lease may be rejected or assumed.

     (i) As used in this paragraph 10, "Bankruptcy Code" means title 11 of the United States Code as the same may be hereafter amended. References to 365(h) or any other specific section, subsection or paragraph of the Bankruptcy Code shall include (1) such section, subsection, or paragraph as hereinafter re-numbered by amendment to the Bankruptcy Code, and (2) any other similar section, subsection, or paragraph as may be hereafter added to the Bankruptcy Code.


                                ARTICLE XI

                        CERTAIN RIGHTS OF MORTGAGEE

     11.1 Documents. In case Mortgagor fails to execute or obtain any Documents required by Mortgagee for the perfection or continuation of the Mortgage Lien, Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact to execute or obtain any such Documents on its behalf.

     11.2 Maintenance of Mortgaged Property. If Mortgagor, within thirty (30) days after receipt of written demand from Mortgagee (except in cases of emergency, when no demand shall be required), shall neglect or refuse to (i) make any payment due pursuant to the Mortgagor Lease, (ii) keep the Mortgaged Property in good operating condition and repair, (iii) replace or maintain the same as herein agreed, (iv) pay the premiums for the insurance which is required to be maintained hereunder, (v) pay and discharge all Encumbrances as herein agreed or (vi) otherwise perform Mortgagor's Obligations within the time periods specified therefor (including any applicable cure periods), Mortgagee, at its option and sole election, may cause such repairs or replacements to be made, obtain such insurance, pay such Encumbrances or perform such Mortgagor's Obligations. Any amounts paid by Mortgagee in taking such action, together with interest thereon at the Default Rate until repaid by Mortgagor to Mortgagee, shall be due and payable by Mortgagor to Mortgagee upon demand, and, until paid, shall constitute a part of Mortgagor's Obligations secured by this Mortgage. Mortgagee shall not be liable to Mortgagor for failure or refusal to exercise any such right. In making any payments pursuant to the exercise of any such right, Mortgagee may rely upon any bills delivered to it by Mortgagor or any such payee.


                                ARTICLE XII

                           DEFAULT AND REMEDIES

     (i) Failure of Mortgagor to comply with Section 6.6 above or (ii) the occurrence of an Event of Default under the Credit Agreement shall constitute an Event of Default under this Mortgage. Upon the occurrence of an Event of Default as described in (i) immediately above or as described in Subsection
13.1.5 or the Credit Agreement, all of Mortgagor's Obligations immediately shall mature and become due and payable.

     If any other Event of Default occurs, Mortgagee may declare all of Mortgagor's Obligations immediately due and payable, whereupon Mortgagor's Obligations immediately shall mature and become due and payable.

     If any Event of Default occurs, Mortgagee, in its sole discretion and at its sole election, without notice of such election, and without further demand, may exercise any one or more of the following rights and remedies:

     12.1 Other Remedies. To the extent permitted by applicable law, Mortgagee may exercise any one or more of the following remedies, whether or not Mortgagor's Obligations have been accelerated:

          12.1.1 Deposits for Taxes and Insurance. Mortgagee may require Mortgagor to deposit with Mortgagee, commencing 10 days following such request and on the first day of each month thereafter, a sum equal to the amount of all insurance premiums next due in respect of the insurance policies required to be maintained under the Credit Agreement and the Related Documents and all general and special real estate taxes and assessments next due upon or for the Mortgaged Property (the amount of such insurance premiums, taxes and assessments next due to be based upon Mortgagee's reasonable estimate, but shall include all taxes or assessments not levied, charged, assessed or imposed separately upon the Mortgaged Property), reduced by the amount, if any, then on deposit with Mortgagee for such purpose, divided by the number of months to elapse before one month prior to the date when such insurance premiums, taxes and assessments will become due and payable. If such Deposits are insufficient to pay any such insurance premiums, taxes or assessments when the same become due and payable, Mortgagor, within 10 days after receipt of demand therefor from Mortgagee, shall deposit such additional funds as may be necessary to pay such insurance premiums in full. If such Deposits exceed the amount required to pay such insurance premiums, taxes or assessments for any year, the excess shall be credited against the next succeeding deposit or deposits to be made by Mortgagor. Such Deposits need not be kept separate and apart from any other funds of Mortgagee, shall be held without any allowance of interest to Mortgagor and shall be used for the payment of insurance premiums, taxes and assessments on the Mortgaged Property next due and payable when they become due; provided that Mortgagee shall not be liable for any failure to apply such Deposits to the payment of such insurance premiums, taxes and assessments unless Mortgagee shall have received from Mortgagor a request for payment accompanied by the bills for such insurance premiums, taxes and assessments not less than thirty days prior to the date due.

          12.1.2 Leases and Rents. Mortgagee may, with or without taking possession of the Mortgaged Property, as attorney and agent-in-fact for Mortgagor constituted and appointed by Mortgagor with full power of substitution (which power is coupled with an interest and is irrevocable), in the name of Mortgagor, Mortgagee, or both:

               (a) demand, collect, settle, adjust, compromise, and enforce, by legal proceedings or otherwise, payment of the Rents, endorse the name of Mortgagor upon any payments or proceeds of the Rents and deposit the same for the account of Mortgagee and do all other acts and things necessary, in Mortgagee's sole discretion, to obtain control and use of the Rents;

               (b) terminate the license granted to Mortgagor hereunder to collect the Rents and thereafter Mortgagee shall have all right, title and interest in and to the Subleases and the Rents by virtue of the present assignment thereof granted to Mortgagee hereunder;

               (c) require Mortgagor to deliver to Mortgagee the originals of the Subleases, with appropriate endorsement and/or other specific evidence of assignment thereto to Mortgagee, which endorsement and/or assignment shall be in form and substance acceptable to Mortgagee;

               (d)  notify any of the obligors under the
          Subleases that the Subleases have been assigned to Mortgagee and direct such obligors thereafter to make all payments due from them under the Subleases directly to Mortgagee; and

               (e) require Mortgagor to direct all obligors of the Subleases to make all payments due them under the Subleases directly to Mortgagee.

Notwithstanding anything in this subsection 11.2.2 to the contrary, under no circumstances shall Mortgagee have any duty to produce Rents from the Mortgaged Property. Regardless of whether or not Mortgagee, in person or by agent, takes actual possession of the Premises and Improvements, Mortgagee is not and shall not be deemed to be (i) a "mortgagee in possession" for any purpose;
(ii) responsible for performing any of the obligations of the lessor under any Sublease; (iii) responsible for any waste committed by lessees or any other parties, any dangerous or defective condition of the Mortgaged Property, or any negligence in the management, upkeep, repair or control of the Mortgaged Property; or (iv) liable in any manner for the Mortgaged Property or the use, occupancy, enjoyment or operation of all or any part thereof.

          12.1.3 Other Remedies. Mortgagee may exercise any other rights and remedies then available to Mortgagee under this Mortgage, the Notes, the Credit Agreement and the other Related
Documents and any applicable laws.

     12.2 Foreclosure.

          12.2.1 Acceleration of Loans; Foreclosure. Upon the occurrence of an Event of Default the entire balance of the Loans, including all accrued interest, shall, at the option of Mortgagee, become immediately due and payable. Upon failure to pay the Loans in full at any stated or accelerated maturity, Mortgagee may foreclose the lien of this Mortgage and take such other actions as provided by law or in the Credit Agreement and the Related Documents or by judicial proceeding.

          12.2.2 Mortgagee's Power of Enforcement. If an Event of Default shall have occurred, Mortgagee may, either with or without entry or taking possession as hereinabove provided or otherwise, proceed by suit or suits at law or in equity or by any other appropriate proceeding or remedy: (a) to enforce payment of the Notes or the performance of any term hereof or any other right; (b) to foreclose this Mortgage and to sell, as an entirety or in separate lots or parcels, the Mortgaged Property, under the judgment or decree of a court or courts of competent jurisdiction; and (c) to pursue any other remedy available to it. Mortgagee shall take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, or both, as Mortgagee may determine.

          12.2.3 Mortgagee's Right to Enter and Take Possession, Operate and Apply Income.

     (a) If an Event of Default shall have occurred, Mortgagor, upon demand of Mortgagee, shall forthwith surrender to Mortgagee the actual possession, and if and to the extent permitted by law, Mortgagee itself, or by such officers or agents as it may appoint, may enter and take possession of all the Mortgaged Property, and may exclude Mortgagor and its agents and employees wholly therefrom, and may have joint access with Mortgagor to the books, papers and accounts of Mortgagor.

     (b) If Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after Mortgagee's demand, Mortgagee may obtain a judgment or decree conferring on Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of all or part of the Mortgaged Property to Mortgagee along with all books, papers and accounts of Mortgagor, the entry of which judgment or decree Mortgagor hereby, specifically consents.

     (c) Mortgagor shall pay to Mortgagee, upon demand, all reasonable costs and expenses of obtaining such judgment or decree and reasonable compensation to Mortgagee, its attorneys and agents, and all such costs, expenses and compensation shall, until paid, be secured by the lien of this Mortgage.

     (d) Upon every such entering upon or taking of possession, Mortgagee may hold, store, use, operate, manage and control the Mortgaged Property and conduct the business thereof, and, from time to time:

           (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property;

           (ii)     insure or keep the Mortgaged Property
     insured;

           (iii) manage and operate the Mortgaged Property and exercise all the rights and powers of Mortgagor in its name or otherwise, with respect to the same;

           (iv) enter into agreements with others to exercise the powers herein granted Mortgagee:

all as Mortgagee in its reasonable judgment from time to time may determine; and Mortgagee may collect and receive all the income, revenues, rents, issues and profits of the same, including those past due as well as those accruing thereafter; and shall apply the monies so received by Mortgagee in such priority as Mortgagee may determine to (1) the reasonable compensation, expenses and disbursements of the agents and attorneys; (2) the cost of insurance, taxes, assessments and other proper charges upon the Mortgaged Property or any part thereof; (3) the deposits for taxes and assessments and insurance premiums due; and (4) the payment of accrued interest on the Notes.

     Mortgagee shall surrender possession of the Mortgaged Property to Mortgagor only when all that is due upon such interest, tax and insurance deposits and principal installments, and under any of the terms of this Mortgage, shall have been paid and all defaults made good. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

           12.2.4 Leases. Mortgagee, at its option, is authorized to foreclose this Mortgage subject to the rights of any sub-tenants of the Mortgaged Property, and the failure to make any such sub-tenants parties defendant to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted by Mortgagor to be, a defense to any proceedings instituted by Mortgagee to collect the sums secured hereby or to collect any deficiency remaining unpaid after the foreclosure sale of the Mortgaged Property.

           12.2.5  Purchase by Mortgagee. Upon any such
     foreclosure sale, Mortgagee may bid for and purchase the Mortgaged Property and, upon compliance with the terms of sale, may hold, retain and possess and dispose of such property in its own absolute right without further accountability.

           12.2.6 Application of Indebtedness Toward Purchase Price. Upon any such foreclosure sale, Mortgagee may, if permitted by law, after allowing for the proportion of the total purchase price required to be paid in cash and for the costs and expenses of the sale, compensation and other charges, in paying the purchase price apply any portion of or all sums due to Mortgagee under the Notes, this Mortgage or any other instrument securing the Notes, in lieu of cash, to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon.

           12.2.7 Waiver of Appraisement, Valuation, Stay, Extension, and Redemption Laws. Mortgagor agrees to the full extent permitted by law that in case of an Event of Default on its part hereunder, neither Mortgagor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, or the absolute sale of the Mortgaged Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and Mortgagor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Mortgaged Property marshalled upon any foreclosure of the lien hereof and agrees that Mortgagee or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety.

           12.2.8 Receiver. If an Event of Default shall have occurred, Mortgagee, to the extent permitted by law and without regard lo the value or occupancy of the security, shall be entitled as a matter of right if it so elects to the appointment of a receiver to enter upon and take possession of the Mortgaged Property and to collect all rents, revenues, issues, income, products and profits thereof and apply the same as the court may direct. The receiver shall have all rights and powers permitted under the laws of the state where the Land is located and such other powers as the court making such appointment shall confer. The expenses, including receiver's fees, attorney's fees, costs and agent's compensation, incurred pursuant to the powers herein contained shall be secured by this Mortgage. The right to enter and take possession of and to manage and operate the Mortgaged Property, and to collect the rents, issues and profits thereof, whether by a receiver or otherwise, shall be cumulative to any other right or remedy hereunder or afforded by law, and may be exercised concurrently therewith or independently thereof. Mortgagee shall be liable to account only for such rents, issues and profits actually received by Mortgagee, whether received pursuant to this Paragraph or Paragraph 12.2.2. Notwithstanding the appointment of any receiver or other custodian, Mortgagee shall be entitled as secured party hereunder to the possession and control of any cash, deposits, or instruments at the time held by, or payable or deliverable under the terms of this Mortgage to, Mortgagee.

           12.2.9 Suits to Protect the Mortgaged Property. Mortgagee shall have the power and authority to institute and maintain any suits and proceedings as Mortgagee may deem advisable (a) to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or any violation of this Mortgage, (b) to preserve or protect its interest in the Mortgaged Property, and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Mortgagee's interest.

           12.2.10 Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting Mortgagor, any person, partnership or corporation guaranteeing or endorsing any of Mortgagor's Obligations, its creditors or its property, Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have its claims allowed in such proceedings for the entire amount due and payable by Mortgagor under the Notes, this Mortgage and any other instrument securing the Notes, at the date of the institution of such proceedings, and for any additional amounts which may become due and payable by Mortgagor after such date.

           12.2.11  Mortgagor to Pay the Notes on Any Default in
     Payment; Application of Monies by Mortgagee.

           (a) If default shall be made in the payment of any amount due under the Notes, this Mortgage or any other instrument securing the Notes, then, upon Mortgagee's demand, Mortgagor will pay to Mortgagee the whole amount due and payable under the Notes and all other sums secured hereby; and if Mortgagor shall fail to pay the same forthwith upon such demand, Mortgagee shall be entitled to sue for and to recover judgment for the whole amount so due and unpaid together with costs and expenses including the reasonable compensation, expenses and disbursements of Mortgagee's agents and attorneys incurred in connection with such suit and any appeal in connection therewith, Mortgagee shall be entitled to sue and recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of this Mortgage, and the right of Mortgagee to recover such judgment shall not be affected by any taking, possession or foreclosure sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the terms of this Mortgage, or the foreclosure of the lien hereof.

           (b) In case of a foreclosure sale of all or any part of the Mortgaged Property and of the application of the proceeds of sale to the payment of the sums secured hereby, Mortgagee shall be entitled to enforce payment of and to receive all amounts then remaining due and unpaid and to recover judgment for any portion thereof remaining unpaid, with interest.

           (c) Mortgagor hereby agrees, to the extent permitted by law, that no recovery of any such judgment by Mortgagee and no attachment or levy of any execution upon any of the Mortgaged Property or any other property shall in any way affect the lien of this Mortgage upon the Mortgaged Property or any part thereof or any lien, rights, powers or remedies of Mortgagee, hereunder, but such lien, rights, powers and remedies shall continue unimpaired as before.

           (d) Any monies collected or received by Mortgagee under this Paragraph 12.2.11 shall be applied as follows:

               (i)  First, to the payment of reasonable
           compensation, expenses and disbursements of the agents and attorneys; and

               (ii) Second, to payment of amounts due and unpaid under the Notes, this Mortgage and all other instruments securing the Notes.

           12.2.12 Delay or Omission No Waiver. No delay or omission of Mortgagee or of any holder of the Notes to exercise any right, power or remedy accruing upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to waive any such Event of Default or to constitute acquiescence therein. Every right, power and remedy given to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee.

           12.2.13  No Waiver of One Default to Affect Another.
     No waiver of any Event of Default hereunder shall extend to or affect any subsequent or any other Event of Default then existing, or impair any rights, powers or remedies consequent thereon. If Mortgagee (a) grants forbearance or an extension of time for the payment of any sums secured hereby; (b) takes other or additional security for the payment thereof; (c) waives or does not exercise any right granted in the Notes, this Mortgage or any other instrument securing the Notes; (d) releases any part of the Mortgaged Property from the lien of this Mortgage or any other instrument securing the Notes; (e) consents to the filing of any map, plat or replat of the Mortgaged Property;
     (f) consents to the granting of any easement on the Mortgaged Property; or (g) makes or consents to any agreement changing the terms of this Mortgage or subordinating the lien or any charge hereof, no such act or omission shall release, discharge, modify, change or affect the original liability under the Notes, this Mortgage or otherwise of Mortgagor, or any subsequent purchaser of the Mortgaged Property or any part thereof or any maker, cosigner, endorser, surety or guarantor. No such act or omission shall preclude Mortgagee from exercising any right, power or privilege herein granted or intended to be granted in case of any Event of Default then existing or of any subsequent Event of Default nor, except as otherwise expressly provided in an instrument or instruments executed by Mortgagee, shall the lien of this Mortgage be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Mortgaged
     Property, Mortgagee, without notice to any person, firm or corporation, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Mortgaged Property or the indebtedness secured hereby, or with reference to any of the terms or conditions hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any of the liabilities or undertakings hereunder.

           12.2.14 Discontinuance of Proceedings; Position of Parties Restored. If Mortgagee shall have proceeded to enforce any right or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Mortgagee, then and in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had occurred or had been taken.

           12.2.15 Remedies Cumulative. No right, power or remedy conferred upon or reserved to Mortgagee by the Notes, this Mortgage or any other instrument securing the Notes is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under the Notes or any other instrument securing the Notes, or now or hereafter existing at law, in equity or by statute.

           12.2.16 Rights Under Uniform Commercial Code. Mortgagee may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code of the State in which the Premises are located with respect to the Collateral. Pursuant to Section 9-501(4) of such Uniform Commercial Code, Mortgagee shall have an option to proceed with respect to both the real property portion of the Mortgaged Property and the Collateral, in accordance with its rights, powers and remedies with respect to the real property, in which event the remedy and enforcement provisions of this Mortgage in lieu of the remedy and enforcement provisions of such Uniform Commercial Code shall apply. Such Section 9-501(4) also permits Mortgagee to proceed separately against the Collateral in accordance with the remedy and enforcement provisions of such Uniform Commercial Code. If Mortgagee shall elect to proceed against the Collateral separately from any proceeding with respect to the real property, Mortgagor agrees that 10 days notice of the sale of the Collateral shall be reasonable notice.

           12.2.17 State Statutes. Mortgagee may exercise all rights and remedies under the statutes in the State where the Premises are located, subject to the following:

               (a)  if any provision in this Mortgage is
           inconsistent with any applicable statute in the State where the Premises are located, such statute shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with such statute; and

               (b) if any provision of this Mortgage shall grant to Mortgagee any rights or remedies upon default of Mortgagor which are more limited than the rights that otherwise would be vested in Mortgagee under such statute in the absence of such provision, Mortgagee shall be vested with the rights granted in such statute to the full extent permitted by law.

     Without limiting the generality of the foregoing, all expenses incurred by Mortgagee to the extent reimbursable under such statute, whether incurred before or after any decrees or judgment of foreclosure, and whether or not provided for elsewhere in this Mortgage, shall be added to Mortgagor's Obligations or to the judgment of foreclosure, as described more fully in Section 12.2.11.

     12.31 Deficiency.

           12.3.1 Sale and Foreclosure. If the Mortgaged Property (or any part thereof which remains subject to this Mortgage) is sold pursuant to foreclosure proceedings, and if the net proceeds of any such sale are not sufficient to pay all of Mortgagor's Obligations then outstanding and any other amounts provided for in any decree or judgment of foreclosure or provided for by applicable law (the amount of such deficiency and the deficiency described in subsection
     12.3.2 hereinafter collectively referred to as the "Balance Owed"), then the Indebtedness evidenced by the Notes shall not be satisfied to the extent of the Balance Owed, but such Indebtedness shall continue in existence and shall continue to be evidenced by the Notes and shall continue to be secured by the Credit Agreement and the Related Documents which were in existence prior to any such decree or judgment of foreclosure, except this Mortgage. Subject to the requirements of applicable law, if Mortgagee shall acquire the Mortgaged Property as a result of any such foreclosure sale (whether by bidding all or any of Mortgagor's Obligations or otherwise), the proceeds of such sale shall not be deemed to include (and Mortgagor shall not be entitled to any benefit or credit on account of) proceeds of any subsequent sale of the Mortgaged Property by Mortgagee.

           12.3.2 Foreclosure of Other Credit Agreement and the Related Documents. Notwithstanding the provisions of subsection 12.3.1, Mortgagor further agrees that if any other portion of the Collateral is foreclosed judicially and such Collateral is sold pursuant to foreclosure proceedings, and if the proceeds of such sale (after application of such proceeds as provided for herein and after deducting all accrued and general and special taxes and assessments) are not sufficient to pay Mortgagor's Obligations and any other amounts provided for in the decree or judgment of foreclosure or provided for by applicable law, then Mortgagor's Obligations then outstanding shall not be satisfied to the extent of such Balance Owed, but such Indebtedness shall continue in existence and continue to be evidenced by the Notes and shall continue to be secured by this Mortgage, the Credit Agreement and the other Related Documents, which were in existence immediately prior to any such decree or judgment of foreclosure, except each such Related Document which pertains to the portion of the Collateral which was the subject of any such foreclosure sale.


                               ARTICLE XIII

                               RECONVEYANCE

     Mortgagee shall release the Mortgaged Property, or such portion thereof as previously shall not have been sold pursuant to the terms of this Mortgage, by proper instrument upon payment and discharge of all of Mortgagor's Obligations.


                                ARTICLE XIV

                               MISCELLANEOUS

     14.1 Notices. All notices and communications under this Mortgage shall be in writing and, if (a) forwarded by mail shall be deemed to have been given three days after the date sent if sent by registered or certified mail, postage prepaid, and:

     (i) if to Mortgagor, addressed to Mortgagor at its address first set forth above; or

     (ii) if to Mortgagee, addressed to Mortgagee at its address first set forth above; or

in the case of any party, at such other address as such party may, by written notice received by the other parties to this Mortgage, have designated as its address for notices; and (b) notices given by telegram, telex or facsimile transmission shall be deemed to have been given when sent if addressed to the party to whom sent, at its address as aforesaid, or to any other address, as to any such party, as such party shall designate in a written notice to the other party hereto. All notices sent pursuant to the terms of this Section 13.1 shall be deemed received (i) if personally delivered, then on the date of delivery, (ii) if sent by overnight. express carrier, on the next Business Day immediately following the day sent, or (iii) if sent by registered or certified mail, on the earlier of the fifth Business Day following the day sent or when actually received.

     14.2 Covenants Run With Land. All the covenants contained in this Mortgage shall run with the land. Time is of the essence for the performance by Mortgagor of its obligations under this Mortgage.

     14.3  GOVERNING LAW.  THIS MORTGAGE SHALL BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED AS TO VALIDITY, INTERPRETATION,

CONSTRUCTION, EFFECT AND IN ALL OTHER RESPECTS BY THE LAWS AND DECISIONS OF THE STATE OF ILLINOIS, EXCEPT THAT THE LAWS OF THE STATE WHERE THE PREMISES ARE LOCATED SHALL APPLY TO THE CREATION, PRIORITY, PERFECTION AND MAINTENANCE OF THE MORTGAGE LIEN AND TO THE ENFORCEMENT OF THE REMEDIES OF MORTGAGEE HEREUNDER AND ANY OF ITS SUCCESSORS AND ASSIGNS.

     14.4 JURISDICTION AND VENUE. SUBJECT TO THE PROVISIONS OF ANY APPLICABLE STATUTE IN THE STATE WHERE THE PREMISES ARE LOCATED, MORTGAGOR AGREES THAT MORTGAGEE MAY ENFORCE ANY CLAIM ARISING OUT OF THIS MORTGAGE IN ANY STATE OR FEDERAL COURT HAVING SUBJECT MATTER JURISDICTION AND LOCATED IN CHICAGO, ILLINOIS.
FOR THE PURPOSE OF ANY ACTION OR PROCEEDING INSTITUTED WITH RESPECT TO ANY SUCH CLAIM, MORTGAGOR HEREBY IRREVOCABLY DESIGNATES THE PRENTICE-HALL CORPORATION SYSTEM, INC. WITH OFFICES ON THE DATE HEREOF AT 33 NORTH LASALLE STREET, CHICAGO, ILLINOIS 60602, TO RECEIVE FOR AND ON BEHALF OF MORTGAGOR SERVICE OF PROCESS IN ILLINOIS. MORTGAGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF SUCH COURTS BY MAILING A COPY THEREOF, POSTAGE PREPAID, TO MORTGAGOR AND AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW, (i) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE, SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (ii) SHALL BE TAKEN AND HELD TO BE PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT. NOTHING HEREIN CONTAINED SHALL AFFECT THE RIGHT OF AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR PRECLUDE AGENT OR ANY LENDER FROM BRINGING AN ACTION OR PROCEEDING IN RESPECT OF THIS MORTGAGE IN ANY OTHER COUNTRY, STATE OR PLACE HAVING JURISDICTION OVER SUCH ACTION. MORTGAGOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT LOCATED IN CHICAGO, ILLINOIS AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     14.5 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY RELATED DOCUMENT TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     14.6 Successors and Assigns. This Mortgage will be binding upon and inure to the benefit of the successors and assigns of each of Mortgagor and Mortgagee.

     14.7 Severability. Any provision of this Mortgage that is unenforceable in any state in which this Mortgage may be filed or recorded or is invalid or contrary to the law of such state, shall be of no effect, and in such case all the remaining terms and provisions of this Mortgage shall continue to be fully effective in accordance with the terms and provisions of this Mortgage, all as though no such invalid portion ever had been included herein.

     14.8  Remedies Cumulative.  All rights and remedies of

Mortgagee under this Mortgage, the other Credit Agreement and any of the other Related Documents are cumulative and concurrent and may be exercised singularly, successively or concurrently and Mortgagee shall have all rights, remedies and recourse available at law or equity.

     14.9 Subrogation. To the extent that any of Mortgagor's Obligations represent funds utilized to satisfy any outstanding Indebtedness secured by Encumbrances against all or any part of the Mortgaged Property, to the extent permitted thereby and by applicable law, Mortgagee shall be subrogated to any and all Encumbrances owned or claimed by the holder of any such outstanding Indebtedness so satisfied, regardless of whether such Liens are assigned to Mortgagee or released by the holder(s) thereof.

     14.10 Indemnification. Mortgagor will save and hold Mortgagee harmless of and from any and all damage, loss, cost and expense, including, but not limited to, attorneys' fees, costs and expenses, incurred by reason of or arising from or on account of or in connection with any suit or proceeding threatened, filed and/or pending brought by anyone other than Mortgagee, in or to which Mortgagee is or may become a party by reason of or arising from Mortgagor's Obligations, this Mortgage, the Credit Agreement and any of the other Related Documents.

     14.11 Conflicts. In the event of any conflict or inconsistency between the terms of this Mortgage and the terms of the Credit Agreement, the terms of the Credit Agreement shall prevail.

     14.12 No Partner, Joint Venturer. Mortgagor and Mortgagee agree that in no event shall Mortgagee be deemed to be a partner or a joint venturer with Mortgagor. Without limiting the foregoing, Mortgagee shall not be deemed to be such a partner or joint venturer on account of becoming a mortgagee in possession or exercising any rights pursuant to this Mortgage or pursuant to any other instrument or document evidencing or securing any of Mortgagor's Obligations.

     14.13 Waivers. Mortgagor, on behalf of itself, its successors and assigns, to the extent permitted by law, hereby
(i) waives any and all rights of appraisement, valuation, stay, extension and (to the extent permitted by law) redemption from sale under any order or decree of foreclosure of this Mortgage,
(ii) waives any equitable, statutory or other right available to it, pertaining to marshalling of assets hereunder, so as to require the separate sales of interests in the Mortgaged Property before proceeding against any other interest in the Mortgaged Property, (iii) consents to and authorizes, at the option of Mortgagee, the sale, either separately or together, of any and all interests in the Mortgaged Property, (iv) agrees that in no event shall Mortgagee be required to allocate any proceeds received by Mortgagee from foreclosure sale or otherwise, to any particular interest in the Mortgaged Property and (v) agrees that when a sale is consummated under any decree of foreclosure of this Mortgage, upon confirmation of such sale, the master in equity, the sheriff or other Person making such sale, or his successor in office, shall be and is authorized immediately to execute and deliver to the purchaser at such sale a deed conveying the Mortgaged Property, showing the amount paid therefor, or if purchased by the Person in whose favor the order or decree is entered, the amount of his bid therefor.

     14.14 Remedies Not Exclusive. No right or remedy of Mortgagee hereunder is exclusive of any other right or remedy hereunder or now or hereafter existing at law or in equity or under the Notes, the Credit Agreement or any of the other Related Documents, but is cumulative and in addition thereto and Mortgagee may recover judgment thereon, issue execution therefor, and resort to every other right or remedy available at law or in equity or under the Notes, the Credit Agreement or any of the other Related Documents, without first exhausting or affecting or impairing the security or any right or remedy afforded this Mortgage. No delay in exercising, or omission to exercise, any such right or remedy will impair any such right or remedy or will be construed to be a waiver of any default by Mortgagor hereunder, or acquiescence therein, and such waiver will not affect any subsequent default hereunder by Mortgagor of the same or different nature. Every such right or remedy may be exercised independently or concurrently, and when and so often as may be deemed expedient by Mortgagee. No term or condition contained in this Mortgage may be waived, altered or changed except as evidenced in writing signed by Mortgagor and Mortgagee.

     14.15 No Waiver by Mortgagee. Any failure of Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any such terms and provisions, and Mortgagee, notwithstanding any such failure, shall have the right at any time thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions hereof.

     14.16 No Release. Except as may be provided otherwise by applicable law, neither Mortgagor, nor any other Person now or hereafter obligated for the payment of the whole or any part of Mortgagor's Obligations, shall be relieved of such obligation by reason of (i) the sale, conveyance or other transfer of the Mortgaged Property, (ii) the failure of Mortgagee to comply with any request of Mortgagor, or of any other Person, to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage, the Notes, the Credit Agreement or any of the other Related Documents, (iii) the release, regardless of consideration, of the whole or any part of the Collateral, or
(iv) any agreement or stipulation between any subsequent owner of the Mortgaged Property and Mortgagee extending the time of payment under or modifying the terms of the Notes, the Credit Agreement, any of the other Related Documents or this Mortgage without first having obtained the consent of Mortgagor or such other Person. If Mortgagee shall enter into any agreement described in clause (iv) hereof, then. notwithstanding any such agreement, Mortgagor and all such other Persons shall continue to be liable on account of Mortgagor's Obligations and shall continue to make such payments according to the terms of any such agreement of extension or modification unless expressly released and discharged in writing by Mortgagee.

     14.17 Release of Security. Mortgagee, without notice, may release, regardless of consideration, any part of the Collateral, without impairing or affecting the Mortgage Lien of or the priority of such Mortgage Lien over any subordinate Lien.

     14.18 Notes Equally Secured. The Notes secured hereby are equally secured without preference of one over the other by reason of priority of maturity, negotiation or otherwise.

     14.19 Captions. The captions in this Mortgage are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Mortgage or any of the provisions hereof.



           [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the undersigned have executed this Mortgage, Assignment of Leases and Rents, and Security Agreement under seal as of the day and year first above written.

                                     MORTGAGOR:

Signed, Sealed and                   GENERAL MANUFACTURED HOUSING,
delivered in the presence of:             INC., a Georgia corporation


 /s/[illegible]                      By:        /s/  Gary M. Brost
Witness #1                           Name:         Gary M. Brost
                                     Title:          President
 /s/[illegible]
Witness #2                           [CORPORATE SEAL]


                                     MORTGAGEE:

Signed, Sealed and                   FIRST SOURCE FINANCIAL LLP,
delivered in the presence of           an Illinois Registered Limited
                                       Liability Partnership

 /s/[illegible]                      By:  First Source Financial, Inc.
Witness #1                           Its Agent Manager

                                     By:         /s/  [illegible]
                                     Name:          [illegible]
                                     Title:         [illegible]
 /s/[illegible]
Witness #2                          [CORPORATE SEAL]

STATE OF NEW YORK )
                  )    PROBATE
COUNTY OF NEW YORK)

     PERSONALLY appeared before me the undersigned witness and made oath that (s)he saw the within-named GENERAL MANUFACTURED

HOUSING, INC., a   Georgia corporation by Gary M. Brost its
President sign, seal, and as its act and deed, deliver the within-written instrument for the uses and purposes therein mentioned, and that (s)he with the other witness whose signature appears above, witnessed the execution thereof.


                               /s/                  [illegible]
                              WITNESS #1


SWORN TO before me this
21st day of December, 1995

/s/  Karen J. Muzzillo

Notary Public for _____________            STAMPED
My Commission Expires:    August 31, 1996


 STATE OF NEW YORK    )
                      )       PROBATE
COUNTY OF NEW YORK    )

     PERSONALLY  appeared  before  me  the  undersigned  witness
and  made  oath  that   (s)he saw the within-named First Source
Financial LLP, an Illinois Registered Limited Liability Partnership, by First South Financial, Inc., its Agent/Manager, by [illegible], its Vice President sign, seal, and as its act and deed, deliver the within-written instrument for the uses and purposes therein mentioned, and that (s)he with the other witness whose signature appears above, witnessed the execution thereof.


                               /s/                  [illegible]
                              WITNESS #1

SWORN TO before me this
21st day of December, 1995

/s/  Karen J. Muzzillo

Notary Public for _____________              STAMPED
My Commission Expires:    August 31, 1996

                                  EXHIBIT A

                           DESCRIPTION OF LEASE


Lease Agreement with Option to Purchase, as amended, dated
July 10, 1995 by and between R.A. Warr and Wayne Evans, each individually and doing business as Lamar Warehouse Co., as Lessors, and Lamar Housing, L.L.C., as Lessee.

                               EXHIBIT B

TRACT ONE: All that certain piece, parcel or tract of land, together with the buildings and improvements thereon, lying, being and situate in the Town of Lamar, County of Darlington, State of South Carolina. Said tract being designated as Tract #1 on a plat hereinafter referred to, according to which said tract contains 4.253 acres, more or less, and is bounded and measures as follows on the northwest by the right-of-way of Railroad Avenue and by lands now or formerly of E. H. Seagars and Company and measured thereon 100 feet, more or less; on the southeast by the old Seaboard Coast Line Railroad right-of-way, by the McClain Subdivision, by and lands of the Estate of H. C. Galloway and of Howard Paul, and measuring thereon 1,852.95 feet; on the Southwest by lands now or formerly of E. H. Seagars and Company measuring thereon 100 feet, more or less. SUBJECT HOWEVER, to existing rights-of-way across the aforesaid property, including the right-of-way of Railroad Avenue as shown on said plat.

TRACT TWO: All that certain piece, parcel or lot of land, situate, lying and being in the County of Darlington, State of South Carolina, being shown and designated as Tract No. Two (2) on that certain plat prepared by Lind Surveying Co., dated October 7, 1972, and recorded in the Office of the Clerk of Court for Darlington County in Plat Book 59, Page 99. Said tract being triangular in shape and containing 1.034 acres, as shown on said plat; and being bounded, now or formerly, as follows: On the north or northwest by a canal separating it from property now or formerly of Willie J. Carter, a distance of 526.94 feet; on the east by property now or formerly of E. H. Segrs & Company, a distance of 182.25 feet, and on the south by Railroad Avenue, on which it fronts and measures 494.42 feet. Be all measurements a little more or less, and being the same property conveyed by deed dated June 26, 1984, and recorded in the Office of the Clerk of Court for Darlington County in Deed Book 873 at Page 697 on
June 27, 1984.

TRACT THREE: All that certain piece, parcel or lot of land, situate, lying and being in the Town of Lamar, State of South Carolina, and shown on that certain plat prepared for
C. H. Segars by M. E. Lind, Jr., Registered Surveyor, dated February 6, 1980, and recorded in Plat Book _____, Page _____; this property is bounded and measures as follows, to wit: On the northwest by property now or formerly of William James Carter for a distance of 254.09 feet, the boundary between the properties being the center of a ditch running thereon; on the northeast by property now or formerly of R. E. Reynolds for a distance of
299.02 feet; on the southeast by Railroad Avenue on which it fronts and measures 241.61 feet; and on the southwest by property of James Lewis for a distance of 182.25 feet; all measurements a little more or less.

This is the same property conveyed to Coker Builders, Inc. by deed of Southern Bank and Trust Company dated February 28, 1985, and recorded in the Office of the Clerk of Court for Darlington
County in Deed Book 891 at Page 668 on May 3, 1985.

TRACT FOUR: All that certain piece, parcel or tract of land lying, being and situate in the Town of Lamar, County of Darlington, State of South Carolina. Said tract being designated as Tract #4 contains 4.5 acres, more or less, and is bounded and measures as follows: On the northwest by the right of way to Railroad Avenue and measuring 1,956 feet, more or less; on the northeast by Tract #1 on said plat and measuring thereon
100 feet; on the southeast by lands of Howard Paul and measuring thereon 1,956 feet, more or less; on the southwest by a State Road (S-16-975) and measuring 100 feet.

For a more particular description of said tract, reference may be had to a plat by the Lind Surveying Company dated October 7, 1972, and revised February 11, 1982, to show the above tract #4 and recorded in the Office of the Clerk of Court of Darlington County in Plat Book 89 at Page 231.

Said properties having been conveyed to Coker Builders, Inc. by deed of C. H. Seagars dated February 14, 1982, and recorded in the Office of the Clerk of Court of Darlington County in Plat
Book 837 at Page 145.

TRACT FIVE: All that certain piece, parcel or lot of land, situate, lying and being in the County of Darlington, State of South Carolina, being shown on that certain plat prepared for
E. H. Segars by Lind Surveying Co., Registered Surveyor, dated October 7, 1972, and recorded in the Office of the Clerk of Court for Darlington County in Plat Book 89 at Page 231. This property lies at the fork of two public roads; e.g. Railroad Avenue and McLain Street which roads comprise the North, East and South boundaries; on the West by property now or formerly of
E. H. Segars measuring 100 feet along a bearing of S 320 degrees 40' East. Said tract being irregular in shape and comprising
 .230 acres together with the buildings and improvements thereon lying.